Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors

Altiris, Inc.

We consent to the use of our report included herein and incorporated by reference and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Salt Lake City, Utah

July 25, 2003